EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 4, 2001 relating to the financial statements and financial statement schedule, which appears in 8x8, Inc.'s (formerly Netergy Networks, Inc.) Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 18, 2001